Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in SRC Energy Inc.’s (formerly known as Synergy Resources Corporation) Registration Statements on Form S-3 (File Nos. 333-186726, 333-188364, 333-201732, and 333-206876) and on Form S-8 (File Nos. 333-191684 and 333-208589) of our report dated April 22, 2016, relating to the consolidated financial statements which appear in this Annual Report on Form 10-K.

/s/ EKS&H LLLP

February 21, 2018
Denver, Colorado